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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NaviCyte, Inc. 1997 Stock Plan of our report dated February 28, 1998, with respect to the consolidated financial statements of Trega Biosciences, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP


San Diego, California
November 17, 1998